UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2014

____________________

RESPONSE BIOMEDICAL CORP.

(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.

Vancouver, British Columbia, Canada V6P 6P2

(Address of principal executive offices, including zip code)

(604) 456-6010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of September 30, 2014, Response Biomedical Corp. (the “Company” or “Response”), entered into a Forbearance Agreement with Silicon Valley Bank (the “Forbearance Agreement”). Response has a term loan facility with Silicon Valley Bank (“SVB”), dated February 11, 2014, as amended (the “Loan Agreement”). The parties entered into the Forbearance Agreement in respect of the fact that Response is no longer in compliance with a financial covenant in the Loan Agreement.

Under the terms of the Forbearance Agreement, SVB agreed to forbear from exercising its rights and remedies against Response through the earliest to occur of (a) October 31, 2014, (b) a subsequent failure by Response to comply with the Forbearance Agreement, (c) a subsequent event of default under the Loan Agreement, or (d) Response participating in an adverse proceeding against SVB.

The preceding description of the Forbearance Agreement is qualified in its entirety by reference to the copy of the Forbearance Agreement filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release on October 1, 2014, announcing its entry into the Forbearance Agreement. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1 †	Forbearance to Loan Agreement, dated as of September 30, 2014, by and between the Company and Silicon Valley Bank.
99.1	Press release, dated October 1, 2014.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/ William J. Adams
William J. Adams Chief Financial Officer

Date: October 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1 †	Forbearance to Loan Agreement, dated as of September 30, 2014, by and between the Company and Silicon Valley Bank.
99.1	Press release, dated October 1, 2014.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.